UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2021

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Red Hill Avenue	Santa Ana,	California	92705
(Address of principal executive offices)			(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FBM	New York Stock Exchange

Introduction

Merger Agreement

On January 29, 2021, pursuant to that certain Agreement and Plan of Merger, dated as of November 14, 2020 (the “Merger Agreement”), by and among Foundation Building Materials, Inc., a Delaware corporation (the “Company”), ASP Flag Intermediate Holdings, Inc., a Delaware corporation (“Parent”) and ASP Flag Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The Merger became effective upon the filing of the certificate of merger with the Delaware Secretary of State on January 29, 2021 (the “Effective Time”).

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of common stock of the Company (the “Common Stock”) was converted into the right to receive $19.25 in cash, without interest, and subject to deduction for any required withholding tax (the “Merger Consideration”), other than shares of the Company’s Common Stock held by Parent, Merger Sub or any other wholly-owned subsidiary of the Company, shares held by the Company in treasury and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law.

At the Effective Time, each grant of restricted stock units granted under the Company’s 2017 Stock Incentive Plan (the “Company Stock Plan”) that was outstanding immediately prior to the Effective Time fully vested and converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Common Stock subject to such restricted stock units. At the Effective Time, each option to purchase Common Stock granted under the Company Stock Plan that was outstanding immediately prior to the Effective Time fully vested and converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of (i) the remainder, if positive, of (A) the Merger Consideration minus (B) the exercise price per share of Common Stock of such option multiplied by (ii) the number of shares of Common Stock subject to such option.

Credit Agreements

Also on January 29, 2021, Parent and certain of its wholly owned post-closing subsidiaries, including the Company, entered into each of (i) the First Lien Term Loan Agreement, dated as of January 29, 2021, by and among Parent, Merger Sub and following consummation of the Merger, the Company, as borrower, the subsidiaries of the Company from time to time party thereto, as subsidiary guarantors, the financial institutions from time to time party thereto, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Term Loan Agreement”), which provides for a $830.0 million term loan facility, and (ii) the ABL Credit Agreement, dated as of January 29, 2021, by and among Parent, Merger Sub and following consummation of the Merger, the Company, as a U.S. borrower and as borrower representative, the Canadian subsidiary borrowers from time to time party thereto, the U.S. subsidiary borrowers from time to time party thereto, the subsidiaries of the Company from time to time party thereto, as subsidiary guarantors, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Credit Agreement”), which provides for a $300.0 million asset-based revolving credit facility.

Pursuant to these agreements and other ancillary agreements entered into in connection therewith, Parent and each of the Company’s wholly owned domestic subsidiaries, with certain exceptions, provided guarantees of (i) the obligations of the Company under the Term Loan Agreement, and (ii) the obligations of the Company and each of the other borrowers under the ABL Credit Agreement. In addition, the obligations of the Canadian subsidiary borrowers under the ABL Credit Agreement are guaranteed, subject to certain exceptions, by the Company’s wholly owned Canadian subsidiaries. The obligations of the Company under the Term Loan Agreement and the guarantees thereof and the obligations of the Company and the subsidiary borrowers under the ABL Credit Agreement and the guarantees thereof, in each case, are secured by security interests in substantially all of the assets of each domestic borrower and domestic guarantor, subject to certain exceptions. In addition, the obligations of the Canadian borrowers under the ABL Credit Agreement and the guarantees thereof, in each case, are secured by substantially all of the assets of each Canadian borrower and Canadian guarantor, subject to certain exceptions. Each of these agreements contains representations, warranties, covenants and events of default that are customary for agreements of the applicable type.

The proceeds from the incurrence of obligations under the Term Loan Agreement and the ABL Credit Agreement were used to partially finance the acquisition by Parent of the Company and its subsidiaries. This includes the repayment of all obligations under (i) the ABL Credit Agreement, dated as of August 13, 2018, among FBM Alpha LLC, as Holdings, Foundation Building Materials Holding Company LLC, as lead borrower, the Canadian borrowers from time to time party thereto, the U.S. subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (as amended, supplemented, waived or otherwise modified from time to time, the “Existing ABL Credit Agreement”), and (ii) the Term Loan Credit Agreement, dated as of August 13, 2018, among FBM Alpha LLC, as Holdings, Foundation Building Materials Holding Company LLC, as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent and collateral agent (as amended, supplemented, waived or otherwise modified from time to time, the “Existing Term Loan Agreement”). The Existing ABL Credit Agreement and the Existing Term Loan Agreement were each terminated in connection with such transactions. The material terms of the Existing ABL Credit Agreement and the Existing Term Loan Agreement are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on January 29, 2021, the Company terminated the Tax Receivable Agreement, dated as of February 8, 2017, between the Company and the Principal Stockholder upon payment of an early termination payment by the Company in the amount of $74,758,189.64. A description of the material terms of the Tax Receivable Agreement is included under “Certain Relationships and Related Transactions” in the Company’s definitive proxy statement related to the Company’s 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on March 31, 2020.

In connection with the Merger, on January 29, 2021, the aggregate amounts outstanding under the Existing Credit Agreements were repaid in full and the Existing Credit Agreements were terminated.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreements” in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated November 14, 2020, by and among ASP Flag Intermediate Holdings, Inc., ASP Flag Merger Sub, Inc. and Foundation Building Materials, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Foundation Building Materials, Inc., which was filed with the SEC on November 16, 2020)

104.1	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on January 29, 2021 is formatted in Inline XBRL (included as Exhibit 104).
*	certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: January 29, 2021	By:	/s / Richard J. Tilley
	Name:	Richard J. Tilley
	Title:	Vice President, General Counsel and Secretary